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                                                                  EXHIBIT 10(13)

                                    AGREEMENT

      AGREEMENT made this 10th day of May, 1996, by and between Winners Entertainment, Inc., a Delaware corporation formerly known as Excalibur Holding Corporation ("Winners"), and Darelynn Lehto, a resident of Minnesota ("Lehto"):

       WHEREAS, Winners and Lehto are parties to an Agreement and Plan of Exchange dated August 31, 1992 (the "Exchange Agreement"), which became effective on October 13, 1992, pursuant to which all the outstanding shares of common stock of Golden Palace Casinos, Inc., a Minnesota corporation ("Golden Palace") were exchanged for stock of Winners; and

      WHEREAS, Lehto has received 209,000 shares of Winners' common stock in exchange for her 209,000 shares of Golden Palace common stock, which shares are represented by two certificates -- one (EC 1295) for 52,250 shares and one (EC
1305) for 156,750 shares; and

      WHEREAS, Section 4.4(b) of the Exchange Agreement provides in part that:

      (b) [Winners] shall, within 30 days of the Closing date, file with the SEC a registration statement in appropriate form covering 25% of the [Winners] stock received by each GPC securities holder...; and

      WHEREAS, Winners included 52,500 (which number should have been 52,250) of Lehto's shares in a registration statement under the Securities Act of 1933 (registration no. 33-54556 the "Registration Statement") filed on Form S-1 for the purpose of registering 25% of the shares of Winners' stock issued in exchange for the shares of Golden Palace; and

      WHEREAS, Section 4.4(c) of the Exchange Agreement defines the term "Founder" to include Lehto and certain other named individuals and Section 4.4(c)(i)[3] provides that:

      [3] in connection with any underwritten public offering of [Winners] securities (other than the ExCal 1992 Convertible Oil & Gas Program) register for offer and sale 52,500 shares of [Winners] common stock for each Founder which shares shall be either:

            [a] purchased by the underwriter for the purchase price of at least $6.00 per share (if the underwritten purchase price is less than $6.00 per share, [Winners] shall pay the difference between the underwritten purchase price and $6.00 per share), or

            [b] in the event that the prospective underwritten public offering of [Winners] securities is not closed on or before February 1, 1993, at each Founder's sole option and request, [Winners] shall purchase said 52,500 shares of [Winners] from such requesting Founder for the purchase price of $6.00 per share.

      WHEREAS, Section 4.4(c)(i)[2] of the Exchange Agreement granted Lehto options, exercisable in increments of 10,000 per year, to purchase 50,000 restricted shares of Winners' common stock for $.01 per share, which shares were not accorded any registration rights (the "Options"); and
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      WHEREAS, the Registration Statement has not yet become effective, but
Lehto is now able to sell her shares in broker's transactions, subject to compliance with SEC Rule 144; and

      WHEREAS, Lehto has requested pursuant to Section 4.4(c)(i)[3][b] of the Exchange Agreement that Winners purchase 52,500 shares from her at $6.00 per share; and

      WHEREAS, by letter from her counsel dated September 26, 1994, Lehto notified Winners that she intended to sell her shares in the market in order to mitigate her damages and to hold Winners responsible, as to 52,500 shares (the "Put Shares"), for the difference between the $6.00 per share put price and the price for which such shares are sold; and

      WHEREAS, Lehto has in fact sold the Put Shares pursuant to SEC Rule 144 resulting in net proceeds to Lehto of $250,435.06 less than the proceeds she would have received from sale at the put price; and

      WHEREAS, Lehto, on January 11, 1996, filed Civil Action No. 4-96-49 against Winners in the U.S. District Court for the District of Minnesota seeking, among other things, an award of compensatory, consequential, and incidental damages, as well as interest and attorneys' fees under the Exchange Agreement (the "Litigation"); and

      WHEREAS, Winners and Lehto wish to resolve their dispute amicably pursuant to the terms of this Settlement Agreement;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, Winners and Lehto agree as follows:

      1. ACKNOWLEDGEMENT OF MUTUAL MISTAKE. Winners and Lehto acknowledge that the number 52,500 with respect to the shares referred to in Section 4.4
(c)(i)[3] in the Exchange Agreement and included in the Registration Statement appeared as a product of mutual mistake, and such number should have been 52,250.

      2. PAYMENT. In consideration for Lehto's agreements hereunder, Winners agrees to pay Lehto the sum of $250,435 as follows:

            a. $25,000 upon execution of this Settlement Agreement;

            b. $5,000 on August 1, 1996

            c. $5,000 on November 1, 1996

            d. $5,000 on February 1, 1997

            e. $50,087 on May 1, 1997

            f. $40,087 on May 1, 1998

            g. $40,087 on May 1, 1999

            h. $40,087 on May 1, 2000

            i. $40,087 on May 1, 2001
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The payments due pursuant to (b) through (i) above will be evidenced by Winners'
promissory note in the form attached hereto as Exhibit A.

      3. DISMISSAL OF THE LITIGATION.

      Upon execution of this Settlement Agreement, the delivery of the $25,000 payment set forth in Section 2 above, and delivery of the promissory note, Lehto will promptly dismiss the Litigation with prejudice.

      4. CANCELLATION OF OPTIONS.

      Upon execution of this Settlement Agreement, delivery of the $25,000 payment set forth in Section 2 above, and delivery of the promissory note, Lehto hereby agrees that the Options shall be deemed cancelled and that she will have no further rights under Section 4.4(c)(i)[2] of the Exchange Agreement.

      5. ACKNOWLEDGEMENT CONCERNING REGISTRATION RIGHTS. Lehto hereby acknowledges that the registration rights set forth in Section 4.4(b) of the Exchange Agreement and the provisions of Section 4.4(c)(i)[3] are not cumulative and that she was not entitled to the registration of more than 25% of her Winners shares in any event. Further, Lehto acknowledges that, except as set forth in this Agreement, she has no right to the registration of any shares of Winners' stock that she may own.

      6. FURTHER DOCUMENTS. Winners and Lehto agree to execute such further documents as may be necessary from time to time to give effect to the purposes of this Agreement.

      7. CONFLICT. To the extent this Agreement is in conflict with the terms of the Exchange Agreement, the terms of this Agreement shall control with respect to the rights of Lehto.

      8. THIRD PARTY BENEFICIARIES. Winners and Lehto do not intend for the terms of this Agreement to be enforceable by any third parties, other than the assignees or successors, if any, of the signatories hereto. This Agreement shall be binding on the parties, their heirs, successors, and assigns.

      9. CHOICE OF LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota. The federal and state district courts in Hennepin and Ramsey counties of Minnesota shall have exclusive jurisdiction over disputes concerning this Agreement.

     10. RELEASES. Upon execution of this Settlement Agreement, delivery of the $25,000 payment set forth in Section 2 above, and delivery of the promissory note, except for those obligations expressly provided for in this Settlement Agreement and the Promissory Note (Exhibit A), Winners and Lehto hereby forever release and discharge the other and each of the other's officers, directors, shareholders, employees, agents, affiliates, attorneys, successors, assigns, and heirs as the case may be of and from any and all claims, rights, duties, obligations, debts, liabilities, damages, injuries, actions, and causes of action of every kind and nature, foreseen and unforeseen, contingent and actual, liquidated and unliquidated, suspected and unsuspected, disclosed and undisclosed, including without limitation all claims which either party has or might have arising from or related to Exchange Agreement that were brought or could have been brought
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in the Litigation. Notwithstanding the foregoing, it is expressly agreed by the parties that Lehto's right, if any, to indemnity or contribution arising out of Lehto's employment by Golden Palace Casinos shall not be affected by this release or this Settlement Agreement.

      Each party acknowledges that it has been advised by experienced and knowledgeable counsel with respect to this Settlement Agreement generally and this release specifically.

      WITNESS the hands of Lehto and Winners' duly authorized representative as of the day and year first above written.

                                    WINNERS ENTERTAINMENT, INC.

                                    By:  /s/ Edson R. Arneault
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                                         Edson R. Arneault, President

                                    By:  /s/ Darelyn Lehto
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                                         Darelynn Lehto